Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 033-31072 on Form N-1A of our reports each dated February 18, 2014, relating to the financial statements and financial highlights of Lord Abbett Series Fund, Inc., including the Developing Growth Portfolio, Growth and Income Portfolio, International Core Equity Portfolio, International Opportunities Portfolio, Mid-Cap Stock Portfolio, Total Return Portfolio, Value Opportunities Portfolio, Bond-Debenture Portfolio, Calibrated Dividend Growth Portfolio, Classic Stock Portfolio, Fundamental Equity Portfolio, and Growth Opportunities, appearing in the Annual Report on Form N-CSR of Lord Abbett Series Fund, Inc. for the year ended December 31, 2013.

We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 9, 2014